                                                                      Exhibit 21
                                                                      ----------

                         SUBSIDIARIES OF AMETEK, INC.

                                                     State or other         Percentage of
                                                     jurisdiction of      voting securities
          Name of subsidiary                        incorporation or        owned by its
 and name under which it does business                organization        immediate parent*
 -------------------------------------                ------------        -----------------
AFIMO S.A.M......................................        Monaco                 100%
AmeSpace, Inc....................................       Delaware                100%
  AMETEK Aerospace Products Inc..................       Delaware                100%
AMETEK (Bermuda) Ltd.............................        Bermuda                100%
AMETEK (Canada) Inc..............................        Canada                 100%
AMETEK (FSC), Inc................................  U.S. Virgin Islands          100%
AMETEK, G.m.b.H..................................        Germany                100%
  AMETEK Precision Instruments Europe, G.m.b.H...        Germany                100%
AMETEK IMTSA, S.A. de C.V........................        Mexico                 100%
AMETEK Lamb Motores de Mexico, S.A. de C.V.......        Mexico                 100%
AMETEK Mexicana, S.A.............................        Mexico                 100%
AMETEK Precision Instruments France, S.A.R.L.....        France                 100%
AMETEK Precision Instruments (UK) Ltd............        England                100%
  AMETEK Filters Ltd.............................        England                100%
APIC International S.A...........................        France                 100%
  APIC Filter, G.m.b.H...........................        Germany                 55%
EMA Corp.........................................       Delaware                100%
  AMETEK Holdings B.V............................      Netherlands              100%
    AmeKai Hong Kong.............................       Hong Kong                50%
    AMETEK Denmark A/S...........................        Denmark                100%
    AMETEK Elektromotory CR S.R.O................    Czech Republic              95%
    AMETEK (Italia) S.r.l........................         Italy                 100%
    AMETEK Singapore Private Ltd.................       Singapore               100%
      AmeKai Singapore Pte., Ltd.................       Singapore                50%
        AmeKai Meter (Xiamen) Co., Ltd...........         China                 100%
      AmeKai Taiwan Co., Ltd.....................        Taiwan                  50%
      AMETEK Motors Asia Pte. Ltd................       Singapore               100%
        AMETEK Motors (Shanghai) Co., Ltd........         China                 100%
  WEBAK B.V......................................      Netherlands              100%

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* Exclusive of directors' qualifying shares and shares held by nominees as required by the laws of the jurisdiction of incorporation.